UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2004

SI International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50080	52-2127278
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12012 Sunset Hills Road 8th Floor		20190
Reston, Virginia		(Zip Code)
(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code:       (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Item 7.                    Financial Statements and Exhibits

                                (c)           Exhibits

Exhibit Number	Exhibit
99.1	Press Release issued March 26, 2004 by SI International, Inc.

Item 9.                    Regulation FD Disclosure

                On March 26, 2004, SI International, Inc. (the “Company”) issued a press release announcing that it is being awarded the Command, Control, Communications, Computer, Intelligence, Information Technology, Surveillance and Reconnaissance (C4I2TSR) Engineering and Technical Support Contract.  The indefinite delivery/indefinite quantity prime contract has a three and one-half year base period, and, with options, a potential value up to $800 million.  The Company believes that the option periods will consist of three (3) two-year option periods, and, if all options are exercised by the Government, the contract term will be nine and one-half years, which is consistent with the initial C4I2TSR solicitation released in August 2003.  The press release is incorporated by reference from Exhibit 99.1 to this Form 8-K and is furnished to, but not filed with, the Commission.

                The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, which are described in SI International, Inc.’s filings with the Securities and Exchange Commission. These risks and uncertainties include: differences between authorized amounts and amounts received by SI International, Inc. under government contracts; government customers’ failure to exercise options under contracts; changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; SI International, Inc.’s ability to attract and retain qualified personnel; and the important factors discussed in the Risk Factors section of the annual report on Form 10-K filed by SI International, Inc. with the Securities and Exchange Commission and available directly from the Commission at www.sec.gov. The actual results may differ materially from any forward- looking statements due to such risks and uncertainties. SI International, Inc. undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.
By:	/s/
Thomas E. Dunn
Executive Vice President,
Chief Financial Officer and Treasurer

Dated:                    March 26, 2004

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Press Release issued March 26, 2004 by SI International, Inc.